Exhibit 10 (u)


                          ASSET PURCHASE AGREEMENT
                          ------------------------

      AGREEMENT dated September 30, 1999 among BERKSHIRE SERVICE SOLUTIONS, INC., a Massachusetts corporation principal place of business in Pittsfield, Massachusetts ("BSS"), YANKEE PLUMBING & HEATING CO., INC., a Massachusetts corporation with a principal place of business in Pittsfield, Massachusetts ("Yankee"), and KEVIN O. HARRINGTON of Pittsfield,
Massachusetts ("Harrington" or "Stockholder").

                            PRELIMINARY STATEMENT
                            ---------------------

      BSS is a wholly owned subsidiary of Berkshire Energy Resources, a Massachusetts Business Trust, with a principal place of business in Pittsfield, Massachusetts ("BER").

      Yankee is engaged in the plumbing, heating and mechanical contracting business in Berkshire County, Massachusetts with a place of business at 381 Tyler Street, Pittsfield, Massachusetts (the "Yankee Business").

      Yankee and Harrington desire to sell to BSS, and BSS desires to purchase from Yankee and Harrington, substantially all of the assets of the Yankee Business and Harrington's goodwill, on the terms and subject to the conditions set forth herein.

                                  AGREEMENT
                                  ---------

      IT IS THEREFORE AGREED AS FOLLOWS:

      1. SALE OF ASSETS. At the Closing (as defined in Section 6), Yankee shall sell to BSS, and BSS shall purchase from Yankee, for the Purchase Price (defined in Section 4) the following assets of Yankee (the "Purchased Assets"):

      (a) all machinery and equipment ("Equipment"), including, without limitation, the Equipment listed on Schedule 1 (a) attached hereto;

      (b)    all accounts receivable ("Accounts Receivable") listed on
             Schedule 1 (b) attached hereto;

      (c) all inventory ("Inventory") listed on Schedule 1 (c) attached hereto;

      (d)    all customer lists of any type or description;

      (e)    all rights to the telephone numbers assigned to Yankee;

      (f)    the business name "Yankee";

      (g) all of Yankee's contract rights under all contracts entered into in connection with the Yankee Business (the "Yankee Contracts") to the extent such rights are transferable;

      (h)    all customer work-in-process ("Work-in-Process") listed on
             Schedule 1 (h) attached hereto;

      (i) all vehicles utilized in the operation of the Yankee Business listed on Schedule 1 (i) attached hereto;

      (j)    Corporate Goodwill; and,

      (k) all other assets utilized in the operation of the Yankee Business, excluding the Excluded Assets (defined in
            Section 2).

      2. EXCLUDED ASSETS. The Purchased Assets shall not include (a) cash and cash equivalents such as prepaid insurance and (b) those assets listed on Schedule 2, which includes one (1) 1999 Ford Explorer, attached hereto (the "Excluded Assets").

      3.    INDEMNIFICATION OF LIABILITIES.

            3.1 Yankee Indemnification. BSS shall not assume, and shall have no obligation to pay, any liabilities or obligations of Yankee or the Stockholder. Yankee and Stockholder shall execute the Indemnification and Hold Harmless Agreement (the "Yankee
      Indemnification") set forth on Exhibit 3.1, attached hereto.

            3.2 Yankee Accounts Payable; Vehicle Loans. At the Closing, Yankee shall cause to be paid in full the trade payables and vehicle loans listed at Schedule 3.2 attached hereto and shall deliver to BSS the motor vehicle titles assigned over to BSS immediately upon their receipt from the secured lender. Yankee agrees to allow BSS to utilize the vehicles subsequent to the Closing Date at no cost and shall continue all insurance coverage at present levels. BSS shall pay the cost of insurance premiums attributable to the post-closing period. Provided Yankee has otherwise performed pursuant to this Paragraph 3.2, BSS shall indemnify and hold Yankee harmless against any uninsured claims arising out of BSS's use of the vehicles subsequent to the Closing Date.

            3.3 Yankee's Contracts. At the Closing, Yankee shall execute the assignment of its outstanding contracts (the "Contract Assignment") set forth at Exhibit 3.3 attached hereto.

      4.    PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.

            4.1 Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be $228,700.00 (subject to adjustment as set forth in Section 4.3) and shall be paid at the Closing in cash, by certified or official bank check payable to the order of Yankee or by wire transfer to Yankee of immediately available funds to accounts designated by Yankee. The Purchase Price is calculated as follows:

                  4.1.1 $200,000.00 less the reduction in inventory ($56,900.00 - $39,100.00) plus the 1998 accounts payable balance ($46,500.00).

            4.2 Purchase Price Allocation. The allocation of the Purchase Price (the "Purchase Price Allocation") shall be as follows, subject to adjustment as set forth in Section 4.3:

                                                     4.3.1.1 Adjustments:
                                                     --------------------
                  Motor Vehicles         $ 85,000.00
                                           ---------
                  Equipment              $ 36,400.00
                                           ---------
                  Accounts Receivable    $ 48,200.00+$6,800.00=$55,000.00
                                           ------------------------------
                  Inventory              $ 39,100.00
                                           ---------
                  Goodwill               $ 20,000.00
                                           ---------
                  Purchase Price         $228,700.00+$6,800.00=$235,500.00
                                          --------------------------------

To the extent permitted by law, the parties shall not take any position on any income tax returns or before any governmental agency charged with the collection of any tax, or in any judicial proceeding relating thereto, that shall be inconsistent with the allocation of the Purchase Price set forth in this Section 4.2.

            4.3  Adjustment of the Purchase Price and Purchase Price
     Allocation.

                  4.3.1 The Purchase Price is predicated in part on the value of Accounts Receivable, Equipment, Inventory and Work-in-Process. At Closing, the following adjustment shall be made to the Purchase Price:

                        4.3.1.1  As of the Closing Date (as defined in
                  Section 6), if the good and collectible Accounts Receivable shall exceed $48,200.00, the amount of such excess of $6,800 shall be added to the Purchase Price.
                  If the Accounts Receivable shall be less than $48,200.00, the amount of such deficit shall be deducted from the Purchase Price. For purposes of this Section 4.3.1.1, "good and collectible" Accounts Receivable shall mean accounts which shall be paid by the third party obligor within six (6) months of the Closing Date.

                        4.3.1.2 Based upon the adjustment to the Purchase Price made pursuant to this Section 4.3.1.1, the Purchase Price Allocation shall be appropriately adjusted.

      5. STOCKHOLDER GOODWILL. In addition to all other amounts payable by BSS to Yankee, BSS shall pay Harrington, as consideration for his personal goodwill the sum of $700,000.00 at the closing in cash, by certified or official bank check payable to the order of Harrington or by wire transfer to Harrington of immediately available funds to accounts designated by Harrington.

      6. CLOSING. The closing (the "Closing") of BSS's purchase of the Purchased Assets and of Harrington's Goodwill shall take place on September 30, 1999 (the "Closing Date"), at 2:00 p.m. at the offices of Martin & Oliveira, LLP, 100 North Street, Suite 301, Pittsfield, Massachusetts, or at such other time and place as shall be mutually agreed upon by the parties.

      7. REPRESENTATIONS AND WARRANTIES BY YANKEE AND THE STOCKHOLDER. Yankee and the Stockholder jointly and severally represent and warrant to BSS as follows:

            7.1. Organization. Yankee is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is qualified to conduct its business as it is presently conducted. Yankee has the corporate power and is duly authorized to carry on its business where and as now conducted and to own, lease, use and operate its properties as it now does.

                  7.1.1 Stockholder represents that he conducts business activities only through Yankee and that there are no other affiliates or subsidiaries of Yankee.

                  7.1.2 The authorized equity securities of Yankee consist of 5,000 shares no par common stock, of which 100 are issued and outstanding (the "Shares"). Harrington is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all encumbrances.

            7.2 Capacity. Yankee and the Stockholder have full authority and capacity to enter into and to perform this Agreement in accordance with its terms, and is not bound by or subject to any contractual or other obligation that would be violated by the execution or performance of this Agreement, and this Agreement is valid and binding upon Yankee and the Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights in general.

            7.3 Financial Statements. Yankee has delivered to BSS financial statements of Yankee for the fiscal years ended August 31, 1998 and August 31, 1999, prepared on a "compilation" basis by Yankee's independent certified public accountants, including balance sheet of Yankee as at such dates and statements of income and retained earnings for the periods then ended, together with related schedules (the "Yankee Financial Statements"). The Yankee Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial condition of Yankee as of the respective dates thereof and the results of operations of Yankee for the period then ended.

            7.4 Absence of Certain Changes. Except as noted on the Yankee Financial Statements or as set forth on Schedule 7.4 attached hereto, from the date of the Yankee Financial Statements through the date hereof, the business of Yankee has been operated in the ordinary course and there has not been:

                  7.4.1 Any change in the assets, liabilities, business, prospects, or condition (financial or otherwise) of Yankee except changes in the ordinary course of business, none of which shall have been materially adverse.

                  7.4.2 Any damage, destruction or loss (whether covered by insurance or not) materially or adversely affecting the business or properties of Yankee.

                  7.4.3 Any general salary increase made for the benefit of the employees of Yankee or any specific increase in the salary of any employee of Yankee.

                  7.4.4 Any unusual commitment or liability incurred, or any unusual acquisitions or purchases made, by Yankee.

                  7.4.5 Any significant event or condition of any character materially or adversely affecting the business or prospects of Yankee.

            7.5 Taxes. Yankee has filed all federal, state and local income, employment and other tax returns required to be filed by it on or before the dates on which such returns were due to be filed or extensions to file such returns have been timely filed or granted and have not expired. Except as set forth on Schedule 7.5 attached hereto, Yankee has paid all taxes of any nature for which Yankee is responsible, except for taxes which are not yet due and payable as of the date hereof. The amounts established as provisions for taxes on the Yankee Financial Statements are sufficient for the payment of all accrued and unpaid federal, state and local income, employment and other taxes of Yankee for all periods ending prior to August 31, 1999.Except as set forth on Schedule 7.5, (a) there are no claims pending or threatened against Yankee for unpaid taxes, (b) there are no outstanding waivers or agreements by Yankee for the extension of the time for the assessment of any tax, (c) neither the Internal Revenue Service nor any state agency, other than the Massachusetts Department of Employment and Training, has conducted a tax audit or examination of Yankee for the past three years, and (d) no deficiencies in taxes or any other governmental charges have been claimed, proposed or assessed against Yankee, and no facts exist or have existed which would constitute a basis for assessment of liability for any tax or other governmental charge which is not reflected on the Yankee Financial Statements.

            7.6 Title. Except as set forth on Schedule 7.6 attached hereto, Yankee has, and as of the Closing shall be conveying to BSS, good and marketable title to the Purchased Assets, free and clear of all claims, liens or other encumbrances.

            7.7 Personnel. Attached hereto as Schedule 7.7 is a true and complete (a) list of all employees of Yankee which sets forth (i) the full name, address and social security number of each employee, (ii) each employee's date of hire, (iii) the method of payment (i.e. hourly or salaried) and current rate of earnings for each employee and (iv) any written agreement relating to such employee's employment and (b) description of all employee benefit plans, programs or arrangements, written or unwritten, to which Yankee is a party, including, without limitation, any pension, profit sharing or other retirement plans, any health and welfare benefit plans, and plans, programs or arrangements for bonuses, vacation and other leaves, severance and deferred compensation. Yankee has no collective bargaining agreement with any of its employees.

            7.8 Litigation; Etc. Except as set forth on Schedule 7.8 attached hereto, (a) there is no litigation, proceeding or governmental investigation pending or, to the knowledge of Yankee or the Stockholder, threatened, and there is no order, injunction or decree outstanding against or relating to Yankee or the Stockholder, the property, assets or business of Yankee or the Stockholder. Neither Yankee nor the Stockholder is in violation of any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body or court, relating to the property or business of Yankee.

            7.9 Leases, Contracts, Etc. Attached hereto as Schedule 7.9 are complete and accurate lists, descriptions and/or schedules of the following:

                  7.9.1 With respect to the real property or personal property leased by Yankee:

                        7.9.1.1  The location of such property;

                        7.9.1.2 The name of the landlord or lessor of each such property which is leased, together with (a) the name of the tenant or lessee, (b) the rental payable,
                  (c) the expiration date of existing leases and a specification of all rights of renewal or purchase or other rights existent upon expiration, and (d) a copy of each existing lease.

                  7.9.2 All mortgages, pledges, deeds of trust, loan and
            credit instruments, and agreements and similar instruments to which Yankee is a party.

                  7.9.3To the extent not included in the foregoing, all
            leases, purchase and sales orders, licenses, contracts, agreements, commitments and understandings of any nature, written or oral to which Yankee is a party in any capacity or by which it is bound, and which cannot be terminated by Yankee on less than 30 days' notice without liability or which involve expenditure by Yankee of more than $10,000.00 (a "Contract"). With respect to each Contract :

                        7.9.3.1 Yankee is, and at all times since the first day of the last completed fiscal year has been, in full compliance with all applicable terms and requirements of each Contract under which Yankee has or had any obligation or liability or by which Yankee or any of the assets owned or used by Yankee is or was bound.

                        7.9.3.2 No event has occurred or circumstances exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Yankee the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract.

                        7.9.3.3 Yankee has not given to or received from any other party, at any time since the first day of the last completed fiscal year of Yankee, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

            7.10 Accuracy of Representations. All statements contained in any exhibit, certificate or other document delivered by or on behalf of Yankee or Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by Yankee and Stockholder. No representation or warranty by Yankee or Stockholder in this Agreement or in any exhibit, certificate or other document delivered or to be delivered by Yankee or Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

            7.11 Condition and Sufficiency of Assets. The Motor Vehicles and Equipment of Yankee listed on Schedule 1 (a) and Schedule 1 (i) are in good operating condition and repair, and is adequate for the uses to which they are being put, and none of such Motor Vehicles and Equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Motor Vehicles and Equipment of Yankee are sufficient for the continued conduct of Yankee's business after the Closing in substantially the same manner as conducted prior to the Closing.

            7.12 Accounts Receivable. All accounts receivable of Yankee that are listed on Schedule 1 (b) and all unbilled Work-In-Progress that is listed on Schedule 1 (h) as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible. Each of the Accounts Receivable either has been or will be collected in full, without any set-off, within six (6) months after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Stockholder agrees to reimburse BSS for any accounts receivable not collected by BSS within six (6) months of the Closing Date provided BSS assigns to Stockholder its contractual right to collect said accounts.

            7.13 Inventory. BSS acknowledges that it has inspected Yankee's inventory and that Yankee makes no representations as to the quantity or quality of its present inventory on hand.

            7.14 No Undisclosed Liabilities. Yankee has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Yankee Financial Statements. Yankee and Stockholder represent and warrant that they shall promptly pay, as of the Closing, all liabilities of Yankee.

      8. REPRESENTATIONS AND WARRANTIES BY BSS. BSS represents and warrants to Yankee and Stockholder as follows:

            8.1 Organization. BSS is a wholly owned subsidiary of BER, which is a Massachusetts Business Trust, and is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of Massachusetts and is qualified to conduct its business as it is presently conducted. BSS has the requisite power and is duly authorized to carry on its business where and as now conducted and to own, lease, use and operate its properties as it now does.

            8.2 Capacity. BSS has full authority and capacity to enter into and to perform this Agreement in accordance with its terms, and is not bound by or subject to any contractual or other obligation that would be violated by the execution or performance of this Agreement, and this Agreement is valid and binding upon BSS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights in general.

            8.3 Litigation; Etc. Except as set forth on Schedule 8.3 attached hereto, (a) there is no litigation, proceeding or governmental investigation pending or to the knowledge of BSS, threatened, and there is no order, injunction or decree outstanding against or relating to BSS or the property, assets or business of BSS.

            8.4 Accuracy of Representations. All statements contained in any exhibit, schedule, certificate or other document delivered by or on behalf of BSS pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by BSS. No representation or warranty by BSS in this Agreement or in any exhibit, schedule, certificate or other document delivered or to be delivered by BSS pursuant to this Agreement or in connection with the transactions contemplated hereby contains and will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

      9. EMPLOYMENT AGREEMENT. As of the Closing Date, the Stockholder shall enter into an employment agreement with BSS, in the form of Exhibit 9-1 attached hereto (the "Employment Agreement").

      10. LEASE AGREEMENT. As of the Closing Date, BSS shall enter into the following agreement (the "Lease Agreement"):

            10.1.1 Lease for premises located at 360 and 381 Tyler Street, Pittsfield, Massachusetts, in the form of Exhibit 10-1 attached hereto.

      11. COVENANT NOT TO COMPETE. As of the Closing Date, the Stockholder shall enter into an Employment Agreement which, in part, contains a covenant not to compete with BSS, in the form of Exhibit 9-1 attached hereto.

      12.    CONDITIONS TO CLOSING; TERMINATION.

            12.1 Conditions Precedent to Obligations of BSS. The Closing and all obligations of BSS pursuant to this Agreement shall be conditioned upon the following:

                  12.1.1  Representations and Warranties.  All
            representations and warranties of Yankee and Stockholder contained in Section 7 shall be true in all material respects as of the Closing Date and BSS shall have received a confirmation from an executive officer of Yankee, in form acceptable to BSS and its counsel, to that effect.

                  12.1.2 No Material Changes. From the date hereof through the Closing Date, the Yankee Business shall have been operated in the ordinary course and there shall not have been:

                        12.1.2.1 Any change in the assets, liabilities, business, prospects or condition (financial or otherwise) of Yankee except changes in the ordinary course of business, none of which shall have been materially adverse.

                        12.1.2.2 Any damage, destruction or loss (whether covered by insurance or not) materially or adversely affecting the business or properties of Yankee.

                        12.1.2.3 Any general salary increase made for the benefit of the employees of Yankee or any specific increase in the salary of any employee of Yankee.

                        12.1.2.4 Any unusual commitment or liability incurred, or any unusual acquisitions or purchases made, by Yankee.

                        12.1.2.5 Any significant event or condition of any character materially or adversely affecting the business or prospects of Yankee.

                  12.1.3  Performance of Obligations.  Yankee and
            Stockholder shall have performed all of their obligations under this Agreement required to be performed as of the Closing Date.

                  12.1.4 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental authority, domestic or foreign, or of any other person, entity or organization shall have been obtained, and the transactions contemplated hereby shall not conflict with or result in any breach or violation of the terms and conditions of, or constitute (or with notice or lapse of time, or both, constitute) a default under applicable federal, state, local or foreign statute, regulation, order, judgment or decree.

                  12.1.5 Due Diligence. BSS shall have been satisfied with its "due diligence" examinations of Yankee pursuant to
            Section 16.1.

                  12.1.6 Delivery of Documents. BSS shall deliver all documents, certificates and any other instruments set forth in
            Section 13.1.

            12.2 Conditions Precedent to Obligations of Yankee and Stockholder. The Closing and all obligations of Yankee and Stockholder pursuant to this Agreement shall be conditioned upon the following:

                  12.2.1  Representations and Warranties.  All
            representations and warranties of BSS contained in Section 8 shall be true in all material respects as of the Closing Date and Yankee and Stockholder shall have received confirmation from the Trustees of BER, in form acceptable to Yankee, the Stockholder and their counsel, to that effect.

                  12.2.2 Performance and Obligations. BSS shall have performed all of its obligations under this Agreement required to be performed as of the Closing Date.

                  12.2.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental authority, domestic or foreign, or of any other person, entity or organization shall have been obtained and the transactions contemplated hereby shall not conflict with or result in any breach or violation of the terms and conditions of, or constitute (or with notice or lapse of time, or both, constitute) a default under applicable federal, state, local or foreign statute, regulation, order, judgment or decree.

                  12.2.4 Delivery of Documents. Yankee and Stockholder shall deliver all documents, certificates and any other instruments set forth in Section 13.2.

            12.3  Termination.

                  12.3.1 Termination by the Parties. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing as follows:

                        12.3.1.1 At any time by the mutual written consent of BSS, Yankee and Stockholder.

                        12.3.1.2  By notice from BSS to Yankee and
                  Stockholder if all of the conditions set forth in Section
                  12.1 shall not have been either (i) satisfied or (ii) waived, on or prior to the Closing Date.

                        12.3.1.3 By notice from Yankee and Stockholder to BSS if all of the conditions set forth in Section 12.2 shall not have been either (i) satisfied or (ii) waived, on or prior to the Closing Date.

                        12.3.1.4 By notice from BSS, Yankee or Stockholder to the others if for any reason the Closing shall not have taken place on or before September 30, 1999; provided, however, that any party may extend the closing date up to and including October 15, 1999 after which time this Agreement shall terminate.

                  12.3.2 Effect of Termination. If this Agreement shall be terminated pursuant to Section 12.3.1, it shall become null and void and of no further force or effect and no party to this Agreement shall have any liability or further obligation to any other party to this Agreement with respect to this Agreement or the transactions contemplated hereby except as provided in
            Section 12.3.3 and Section 18.11; provided, however, that no termination of this Agreement pursuant to the provisions of
            Section 12.3.1 shall relieve any party of liability for a breach of any provision of this Agreement occurring prior to such termination.

                  12.3.3 Return of Documents Upon Termination. In the event of termination of this Agreement pursuant to Section 12.3.1, BSS, Yankee and Stockholder shall each return to the other party any documents or copies thereof in possession of such party furnished by the other party in connection with the transactions contemplated by this Agreement.

      13. DELIVERIES TO BE MADE AT CLOSING. At the Closing, BSS, Yankee and Stockholder shall deliver to each other the documents, certificates and other instruments set forth in this Section 13.

            13.1 BSS's Deliveries. At or prior to the Closing, BSS shall deliver to Yankee the following:

                  13.1.1 Trustee's Certificate. A copy of the resolutions of the trustees of BER, certified as having been duly and validly adopted and as being in full force and effect on the Closing Date, authorizing the execution and delivery by BSS of this Agreement, the other agreements and instruments to be executed and delivered by BSS as provided herein, and the performance by BSS of the transactions contemplated hereby.

                  13.1.2 BSS Clerk's Certificate. A copy of the resolutions of the directors of BSS, certified by its corporate clerk or assistant clerk as having been duly and validly adopted and as being in full force and effect on the Closing Date, authorizing the execution and delivery by BSS of the Employment Agreement, the Lease Agreement and any other agreements and instruments to be executed and delivered by BSS as provided herein.

                  13.1.3 Incumbency Certificates. A certified incumbency and signature certificate for the trustees of BER, and a certified incumbency and signature certification for the officers of BSS.

                  13.1.3 Certificates of Good Standing. Certificates of Good Standing issued by the Massachusetts Secretary of State as to the good standing of BER and BSS.

                  13.1.4 Opinion of BSS's Counsel. The written opinion of counsel for BER and BSS satisfactory in form and substance to Yankee, the Stockholder and counsel for Yankee and Stockholder and substantially in the form of Exhibit 13.1.4 attached hereto, dealing with the matters set forth in Exhibit 13.1.4 and such other matters as Yankee, the Stockholder and counsel for Yankee and Stockholder may reasonably request.

                  13.1.5 Certificate of Directors. Certificate of the Directors of BSS containing the confirmation described in
            Section 12.2.1 that all representations and warranties of BSS contained in Section 8 shall be true in all material respects as of the Closing Date.

                  13.1.6 Employment Agreement. The Employment Agreement executed by BSS.

                  13.1.7 Lease Agreement. The Lease Agreement executed by BSS.

                  13.1.8 Other Documents. All such other documents, certificates and instruments as Yankee, the Stockholder and their counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

            13.2 Yankee's Deliveries. At or prior to the Closing, Yankee shall deliver to BSS the following documents:

                  13.2.1 Corporate Resolutions. A copy of the resolutions of the stockholder and directors of Yankee, certified by its corporate clerk or assistant clerk as having been duly and validly adopted and as being in full force and effect on the Closing Date, authorizing the execution and delivery by Yankee of this Agreement, the other agreements and instruments to be executed and delivered by Yankee as provided herein, and the performance by Yankee of the transactions contemplated hereby.

                  13.2.2 Incumbency Certificate. An incumbency and signature certificate for the officers of Yankee certified by the clerk or assistant clerk of Yankee.

                  13.2.3 Bill of Sale. A Bill of Sale, conveying all of Yankee's right, title and interest in the Purchased Assets to BSS.

                  13.2.4 Certificate of Corporate Good Standing. A Certificate of Good Standing issued by the Massachusetts Secretary of State as to the corporate good standing of Yankee.

                  13.2.5  Certificate of Executive Officer.  The
            Certificate of an Executive Officer of Yankee containing the confirmation described in Section 12.1.1 that all representations and warranties of Yankee and Stockholder contained in Section 7 shall be true in all material respects as of the Closing Date.

                  13.2.7 Opinion of Yankee's Counsel. The written opinion of counsel for Yankee and Stockholder satisfactory in form and substance to BSS and BSS's counsel and substantially in the form of Exhibit 13.2.7 attached hereto, dealing with the matters set forth in Exhibit 13.2.7 and such other matters as BSS and BSS's counsel may reasonably request.

                  13.2.8 Employment Agreement. The Employment Agreement executed by each of the Stockholder.

                  13.2.9 Lease Agreement.  The Lease Agreement executed by
            Harrington.

                  13.2.10 Assignment Agreement.  The Assignment Agreement
            executed by Yankee.

                  13.2.11 Indemnification Agreement. The Indemnification Agreement executed by Yankee and the Stockholder.

                  13.2.12 Other Documents.  All such other documents,
            certificates and instruments as BSS and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

      14. EMPLOYEES. On the Closing Date, Yankee shall terminate all of its employees currently employed in connection with the Yankee Business (the "Employees") and BER and BSS shall cause hire the Employees for substantially the same wages and under terms of employment, including fringe benefits, similar to their present terms of employment as Employees-At-Will.

      15.    INDEMNIFICATION.

            15.1 Indemnification by Yankee. Yankee and Stockholder shall, jointly and severally, indemnify, defend and hold BSS and its officers, directors, stockholders, agents, employees, representatives, successors and assigns (collectively, the "BSS Indemnified Parties"), harmless from and against any and all damage, loss, cost, obligation, claims, demands, assessments, judgments or liability (whether based on contract, tort, product liability, strict liability or otherwise), including taxes, and all expenses, including, without limitation, interest, penalties and reasonable attorneys' and accountants' fees and disbursements (collectively, "Damages"), incurred by any of the BSS Indemnified Parties, resulting from or in connection with any one or more of the following:

                  15.1.1 Any breach of any representation or warranty made by Yankee or Stockholder in this Agreement.

                  15.1.2 Any failure to perform any covenant or agreement made or undertaken by Yankee or Stockholder in this Agreement or in any other agreement delivered to BSS pursuant to this Agreement.

                  15.1.3 Any services provided by Yankee prior to the Closing Date.

                  15.1.4 Any third party claim for brokerage of finder's fees or commissions based on any agreement that may have been made in connection with this transaction.

                  15.1.5 Any failure of Yankee to pay or discharge the liabilities of Yankee.

                  Notwithstanding the foregoing, the BSS Indemnified
            Parties shall not seek to recover Damages from Yankee or Stockholder pursuant to Sections 15.1.1, 15.1.2 or 15.1.3 in an aggregate amount of less than $5,000.00, provided that, if the aggregate amount of Damages shall exceed $5,000.00, then this indemnity shall apply only to the amount in excess of $5,000.00. The obligations of Yankee and Stockholder under Sections 15.1.1, 15.1.2 and 15.1.3 shall survive until December 31, 2001 and the obligations of Yankee and Stockholder under Sections 15.1.4 and 15.1.5 shall survive indefinitely.

            15.2 Indemnification by BSS. BSS shall indemnify, defend and hold the Stockholder and Yankee and its officers, directors, agents, employees, representatives, successors and assigns (collectively, the "Yankee Indemnified Parties"), harmless from and against any and all Damages incurred by any of the Yankee Indemnified Parties, resulting from or in connection with any one or more of the following:

                  15.2.1 Any breach of any representation or warranty made by BSS in this Agreement.

                  15.2.2 Any failure to perform any covenant or agreement made or undertaken by BSS in this Agreement or in any other agreement delivered to Yankee or Stockholder pursuant to this Agreement.

            Notwithstanding the foregoing, the Yankee Indemnified Parties shall not seek to recover Damages from BSS pursuant to Sections
      15.2.1 and 15.2.2 in an aggregate amount of less than $5,000.00, provided that, if the aggregate amount of Damages shall exceed $5,000.00, then this indemnity shall apply only to the amount in excess of $5,000.00. The obligations of BSS under Sections 15.2.1 and 15.2.2 shall survive until December 31, 2001.

            15.3 Effects of Insurance. If any party or parties who shall have suffered Damages for which the other party or parties shall be liable for indemnification pursuant to this Section 15 shall obtain monetary recovery for such Damages under an insurance policy or from any other third party, the amount of such monetary recovery shall be deducted from the amount due from the indemnifying party or parties. If an indemnified party's monetary recovery from a third party shall be made after payment shall have been made by the indemnifying party or parties, then the amount of such recovery shall be refunded to the indemnifying party or parties, but only after and to the extent of the amount of the recovery from such third party. An indemnified party who shall have received a recovery for Damages arising from a breach of a representation, warranty or covenant under this Agreement which is subject to indemnification shall have no right to recover twice for the same Damages under the indemnification provided in this Agreement.

            15.4 Effects of Taxes. The amount of any Damages for which Indemnification shall be provided pursuant to this Section 15 shall be reduced to take account of any tax benefit actually realized by the indemnified party as a result of the deductibility of such Damages. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net tax benefit to the extent that the amount of taxes payable by such indemnified party shall be reduced below the amount of taxes that such indemnified party would have been required to pay but for the deductibility of such Damages.

            15.5  Right of Set-Off.   Upon notice to Yankee and Stockholder
      specifying in reasonable detail the basis for such set-off, BSS may set off any amount to which it may be entitled under Section 15.1 and
      Section 7.12 against payments otherwise payable under the Employment Agreement and against amounts otherwise payable under the Lease Agreement. The exercise of such right of set-off by BSS in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Employment Agreement or under the Lease Agreement or a breach of this Agreement. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit BSS in any manner in the enforcement of any other remedies that may be available to it.

      16.    DUE DILIGENCE.

            16.1 BSS's Due Diligence Examination. During the period of time ending September 30, 1999 (the "Due Diligence Period"), to the extent not already delivered by Yankee, Yankee shall provide such information concerning Yankee as BSS may request, including, without limitation, the Articles of Organization of Yankee and any amendments thereto, the By-Laws of Yankee, and all books, records, surveys, accounting reports and other documents relating to Yankee and the management and operation of the Yankee Business. Upon prior notice to Yankee, BSS and its agents, attorneys, accountants, advisors, appraisers, engineers, independent contractors and proposed credit providers (collectively, "BSS's Agents") shall have the right during the Due Diligence Period to (a) view, inspect and test the Purchased Assets, the real estate on which the various offices of the Yankee Business are located and their physical condition during regular business hours and (b) interview the management and employees of Yankee and Yankee's customers; provided, however, that BSS shall request Yankee's prior approval (which shall not be unreasonably withheld) of the persons to be interviewed and the estimated length of interviews. All examinations, inquiries and investigations conducted by BSS and BSS's Agents shall be conducted in such a manner as to minimize the disruption of the Yankee Business to the extent reasonably practicable.

            16.2 Yankee's Due Diligence Examination. During the Due Diligence Period, to the extent not already delivered by BSS, BSS shall provide to Yankee a disclosure package consisting of copies of BSS's employee benefit plans and policies.

      17. PROFESSIONAL FEES. Each of BSS and Yankee shall bear the cost of all fees, expenses and disbursements due its own attorneys, accountants and appraisers.

      18.    MISCELLANEOUS PROVISIONS.

            18.1 Severability. If any provision of this Agreement shall be deemed by any court having jurisdiction thereon to be invalid or unenforceable, the balance of this Agreement shall remain in effect; if any provision of this Agreement shall be deemed by any such court to be unenforceable because such provision shall be too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable; and if any provision shall be deemed inapplicable by any such court to any person or circumstances, it shall nevertheless be construed to apply to all other persons and circumstances.

            18.2 Assignment. This Agreement and any rights granted hereunder may not be assigned or otherwise transferred by any party without the prior consent of the other parties.

            18.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns but shall not be assignable except as set forth in
      Section 18.2.

            18.4 Entire Agreement. This Agreement contains a complete statement of the undertakings between the parties with respect to its subject matter, cannot be changed or terminated orally, and supersedes all prior agreements and undertakings. There is no representation not set forth in this Agreement (including the Schedules and Exhibits hereto) which have been relied upon by the parties. Notice. Any notice, approval, consent or other communication under this Agreement shall be in writing and shall be considered given when (1) delivered personally, or (2) mailed by registered or certified mail, return receipt requested or (3) transmitted by telecopy with a confirming copy sent by overnight mail or courier service, return receipt requested, to the parties at the addresses indicated below (or at such other address as a party may specify by notice to the others pursuant hereto). Notice given by a party's counsel shall be considered notice given by that party.
                  (a)   If to BSS, to it at:

                        172 Hubbard Avenue
                        Pittsfield,  MA 01201
                        Attention: Robert M. Allessio, President & COO Telecopy No.: (413) 443-0546

                  (b)   If to Yankee or the Stockholder, to them at:

                        381 Tyler Street
                        Pittsfield, MA 01201
                        Telecopy No.:  (413) 499-7930

                  (c)   In each case, with a copy to:

                        John J. Martin, Jr., Esquire
                        MARTIN & OLIVEIRA
                        100 North Street, Suite 301
                        Pittsfield, MA  01201
                        Telecopy No.:  (413) 445-5883

                        David W. Murphy, Jr., Esquire
                        KATZ, MURPHY & GREENWALD
                        29 Wendell Avenue
                        Pittsfield, MA 01201
                        Telecopy No.: (413) 445-5888

            18.6 Modifications. This Agreement may not be modified except by a writing signed by all of the parties hereto.

            18.7 Further Assurances. From time to time after the Closing, each party shall, at the request of the other party, execute and deliver such documents and take such actions as may be necessary to implement the transactions contemplated by this Agreement.

            18.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

            18.9 Governing Law; Effect. This Agreement shall be governed by and construed in accordance with the substantive law of the Commonwealth of Massachusetts, without giving effect to the conflicts or choice of law provisions of Massachusetts or any other jurisdiction, and shall have the effect of a sealed instrument.

            18.10 No Waiver. Each party hereto may, by written notice to the other parties hereto: (a) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement; (b) waive any inaccuracies in the representations, warranties, conditions or covenants of such other party contained in this Agreement; or (c) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the foregoing sentence, no waiver of the performance or breach of, or default under, any condition or obligation hereof shall be deemed to be a waiver of any other performance, or breach of, or default under the same or any other condition or obligation of this Agreement.

            18.11  Confidentiality.

                  18.11.1 Confidential Information. In connection with the transaction contemplated by this Agreement, BSS, Yankee and Stockholder shall be exchanging certain confidential information regarding their respective businesses, including financial statements, reports, summaries of operations, projections, customer lists and information, employee lists, policy statements and other information relating to such businesses (collectively, "Confidential Information"). Confidential Information shall include written and oral statements, documents and materials relating to BSS, Yankee and Stockholder that shall be divulged by BSS, Yankee and Stockholder and their agents, attorneys, accountants and advisors or that shall otherwise come into the possession of BSS, Yankee and Stockholder, as the case may be. BSS, Yankee and Stockholder shall maintain the Confidential Information of the other party in strict confidence. Without the prior written authorization of BSS, Yankee and Stockholder, as the case may be, none of the Confidential Information shall be (a) copied or (b) disclosed to any other party. The obligations of the parties set forth in this Section 18.10.1 shall survive the termination of this Agreement.

                  18.11.2 Confidentiality of Terms and Conditions. Each party shall maintain confidential the terms and conditions of this Agreement and not disclose any of such terms and conditions to any third party without the prior written consent of the other parties hereto.

            18.12 Non-Solicitation. During the period commencing on the date of this Agreement and ending on the Closing Date, Yankee shall not permit or take any action to encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than BSS or its representatives) concerning any merger, consolidation, sale of substantial assets, purchase or sale of shares of capital stock or other similar transaction involving Yankee.

            18.13  Survival.  This Agreement shall survive the Closing.

      Signed and sealed on the date first written above.

                                        BERKSHIRE SERVICE SOLUTIONS, INC.

                                         By /s/ Robert M. Allessio
                                            ----------------------
                                                Robert M. Allessio,
                                                President and COO


                                        YANKEE PLUMBING & HEATING CO., INC.

                                         By /s/ Kevin O. Harrington
                                            -----------------------
                                                Kevin O. Harrington,
                                                President


                                            /s/ Kevin O. Harrington
                                            -----------------------
                                                Kevin O. Harrington,
                                                Individually

SCHEDULE 1 (a)
--------------

                                  EQUIPMENT
                                  ---------

      All furniture, fixtures and equipment at the premises presently occupied by Yankee Plumbing & Heating Co., Inc. at 381 Tyler Street, Pittsfield, Massachusetts, except the Excluded Assets, listed on Section 2.


SCHEDULE 1 (b)
--------------

                             ACCOUNTS RECEIVABLE
                             -------------------

      See attachment marked as 1 (b) and made a part hereof.


SCHEDULE 1 (c)
--------------

                                  INVENTORY
                                  ---------

      See attachment marked as 1 (c) and made a part hereof.


SCHEDULE 1 (h)
--------------

                               WORK-IN-PROCESS
                               ---------------

      See attachment marked as 1 (h) and made a part hereof.


SCHEDULE 1 (i)
--------------

                               MOTOR VEHICLES
                               --------------

      See attachment marked as 1 (i) and made a part hereof.


SCHEDULE 2
----------

                               EXCLUDED ASSETS
                               ---------------

1.    One (1) Sony lap top computer;
2.    One (1) desk top computer;
3.    One (1) oak desk with chair;
4. Two (2) oak file cabinets (one [1] 3 drawer cabinet and one [1] 2 drawer horizontal cabinet);
5.    One (1) oak coat rack;
6.    Two (2) wall clocks;
7.    One (1) sign "Here you get your moneys worth";
8.    Miscellaneous pictures in the office;
9.    One (1) AM/FM receiver with speakers and tape deck; and,
10.   1999 Ford Explorer.


SCHEDULE 3.2
------------

                              ACCOUNTS PAYABLE
                              ----------------
                            TO BE PAID AT CLOSING
                            ---------------------


      Vehicle loans to be paid at Closing--see Schedule 1 (i).


EXHIBIT 3.1
-----------

                  FORM OF YANKEE INDEMNIFICAITON AGREEMENT
                  ----------------------------------------

      See attachment marked as 3.1 and made a part hereof.


EXHIBIT 3.3
-----------

                        FORM OF ASSIGNMENT AGREEMENT
                        ----------------------------

      See attachment marked as 3.3 and made a part hereof.


SCHEDULE 7.4
------------

                CHANGES IN THE ASSETS, LIABILITIES, BUSINESS,
                ---------------------------------------------
                   PROSPECTS OR CONDITION OF YANKEE NOT IN
                   ---------------------------------------
                       THE ORDINARY COURSE OF BUSINESS
                       -------------------------------


      None.


SCHEDULE 7.5
------------

                                YANKEE TAXES
                                ------------

      None.


SCHEDULE 7.6
------------

                     CLAIMS, LIENS OR OTHER ENCUMBRANCES
                     -----------------------------------
                             ON PURCHASED ASSETS
                             -------------------

      None.


SCHEDULE 7.7
------------

                              YANKEE EMPLOYEES
                              ----------------

      See attachment marked as 7.7 and made a part hereof.

SCHEDULE 7.8
------------

                           YANKEE LITIGATION, ETC.
                           -----------------------

      None.


SCHEDULE 7.9
------------

                       YANKEE LEASES, CONTRACTS, ETC.
                       ------------------------------

      Yankee leases Kevin O. Harrington's 1999 Ford Expedition from Ford, and Yankee presently rents the Tyler Street premises on a month-to-month basis, having no written lease.


SCHEDULE 8.3
------------

                            BSS LITIGATION, ETC.
                            --------------------

      None.


EXHIBIT 9-1
-----------

                FORM OF EMPLOYMENT AGREEMENT WITH HARRINGTON
                --------------------------------------------


EXHIBIT 10-1
------------

                     FORM OF 360 AND 381 TYLER STREET,
                     ----------------------------------
                      PITTSFIELD, MASSACHUSETTS LEASE
                      -------------------------------


EXHIBIT 13.1.4
--------------

                     OPINION OF COUNSEL FOR BER AND BSS
                     ----------------------------------

      See attachment marked 13.1.4 and made a part hereof.


EXHIBIT 13.2.3
--------------

                            FORM OF BILL OF SALE
                            --------------------


EXHIBIT 13.2.7
--------------

                         OPINION OF YANKEE'S COUNSEL
                         ---------------------------

      See attachment marked as 13.2.7 and made a part hereof.